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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 1) of Aralez Pharmaceuticals Inc. of our report dated October 29, 2015 relating to the statements of revenue and related expenses related to the rights to Fiorinal, Fiorinal C, Visken and Viskazide Products in Canada of Novartis Pharma AG and Novartis AG, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers AG

/s/ MARTIN KENNARD Martin Kennard	/s/ STEVE JOHNSON Steve Johnson

Basel, Switzerland, January 8, 2016

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS